Exhibit 10.50
EMPLOYMENT AGREEMENT
First Amendment
FIRST AMENDMENT, dated as of January 1, 2014 (“First Amendment”) to the EMPLOYMENT AGREEMENT, dated as of January 1, 2012 between Advance Auto Parts, Inc. (“Advance” or the “Company”), a Delaware corporation, and Jimmie L. Wade (the “Employee”) (the “Agreement”).
The Company and the Employee agree as follows:
1.    Amendment of Section 1 of the Agreement.    Effective January 1, 2014, the first paragraph of Section 1, and only the first paragraph of Section 1, shall be deleted in its entirety and the following inserted in lieu thereof:
1.    Position: Term of Employment. The Company agrees to employ the Employee subject to the terms and conditions of this Agreement. The Employee will serve as the Company’s Past President (“Position”), and in such capacity, be responsible for the duties and responsibilities as set forth in Section 2(a) below. The parties intend that the Employee shall continue to so serve in this capacity throughout the Employment Term (as such term is defined below).
2.    Amendment of Section 2(a) of the Agreement.    Effective January 1, 2014, Section 2(a) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
2.    Duties.
(a)     Duties and Responsibilities. The Employee shall have such duties and responsibilities of the Employee’s Position, including but not limited to: assisting the Company in the integration of General Parts International, Inc. (“GPII”); membership and participation in the Company’s Steering Committee guiding the GPII integration; assisting with planning for the Autopart International, Inc. (“AI”) business; assisting the Company with identifying and overseeing future acquisition opportunities; engaging with the Chief Executive Officer to provide strategic and planning advisory support for various areas of the Company; assisting the Company with talent and senior leadership development of Company, AI, and GPII leadership, including but not limited to, mentoring and succession planning advisory activities; assisting the Company with industry, governmental affairs and community relations activities; and such other duties as may be mutually agreed with the Chief Executive Officer. The Employee agrees to devote such time as reasonably necessary to fulfill his obligations to the Company and its subsidiaries, if any (jointly and severally, “Related Entities”). The Employee shall observe and conform to the applicable policies and directives promulgated from time to time by the Company and its Board of Directors that apply to Company employees. The Employee will not be considered an Executive Officer of the Company.

3.	Amendment of Section 3(a) of the Agreement. Effective January 1, 2014, Section 3(a) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:
3.    Compensation.
(a)    Base Salary. During the Employment Term, the Company shall pay to the Employee a salary of $250,000 per annum, payable consistent with the Company’s standard payroll practices in effect (“Base Salary”).
4.    Amendment of Section 3(d) of the Agreement.    Effective January 1, 2014, Section 3(d) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.    Compensation.

(d)    Equity Awards. During the Employment Term, the Employee shall be awarded an annual equity grant under the Company’s 2004 Long-Term Incentive Plan, as amended (“2004 LTIP”), comprised of time-vesting restricted stock or restricted stock units with an estimated value of at least $250,000 at the time of the equity grant.

5.    Amendment of Section 4(d)(ii) of the Agreement. Effective January 1, 2014, Section 4(d)(ii) of the Agreement is hereby adding the following sentence at the end thereof:

“In the event that the Medical Coverage to be provided pursuant to this Section 4(d)(ii) would otherwise be exhausted prior to the Employee has reached age 65, Employee may elect to extend the Medical Coverage until he reaches age 65 so long as Employee pays to the Company, on an after-tax basis, an amount equal to the COBRA premium in effect at the time of such extended Medical Coverage.

6.    Full Force and Effect. Except for those terms and provisions amended herein, all other terms and conditions in the Agreement shall remain unchanged and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Employee have executed this First Amendment as of the date first written above.

Advance Auto Parts, Inc.
By: (SEAL)
Print Name: Darren R. Jackson Title: Chief Executive Officer Address: 5008 Airport Road Roanoke, VA 24012

Employee
Print Name: Jimmie L. Wade Signature: Address: